Exhibit 4.1

Certificate No. *0*	Shares *0*

Evolent Health, Inc.

Incorporated Under the Laws of the State of Delaware

Total Authorized Issue

*0* Shares Par Value $0.01 Each

Class A Common Stock

THIS IS TO CERTIFY THAT                                          **Specimen**                                          is the owner of                                                               **Zero (0)**                                                               fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

WITNESS, the signatures of its duly authorized officers.

DATED:                 , 20

PRESIDENT	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM TEN ENT JT TEN	-as tenants in common -as tenants by the entireties -as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          its Attorney-in-Fact to transfer the shares on the books of the within named Corporation with full power of substitution.

Dated , .
In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.